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                                                                    Exhibit 10.2

                      Form of Lock-Up And Voting Agreement

     This Lock-up and Voting Agreement, dated as of February 24, 2003, (this "Agreement"), is by and among Corvas International, Inc., a Delaware corporation ("Charger"), and the stockholder of Dendreon Corporation, a Delaware corporation ("Dendreon") whose signature appears on the signature pages hereof (a "Dendreon Stockholder"). All capitalized terms used herein without definition having the respective meanings ascribed to them in the Merger Agreement (as defined below).

                                   WITNESSETH:

     WHEREAS, contemporaneous with the execution and delivery of this Agreement, Charger, Dendreon Acquisition, Inc., a Delaware corporation ("Sub"), Charger Project LLC ("Merger LLC") and Dendreon have entered into an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of Sub into Corvas (the "Merger"); and

     WHEREAS, as a condition and inducement to Corvas entering into the Merger Agreement and incurring the obligations set forth therein, certain Dendreon Stockholders have agreed to vote and to cause to be voted all shares of Dendreon Common Stock now owned or hereafter acquired by them in favor of the Share Issuance, and have agreed to the other terms and provisions contained herein;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein and in the Merger Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Definitions. Each term used herein with its initial letter capitalized and not otherwise defined shall have the meaning assigned to such term in the Merger Agreement. The following terms shall have the respective meanings set forth below:

          a. "Disposition" shall mean any sale, exchange, assignment, gift, pledge, mortgage, hypothecation, transfer or other disposition or encumbrance of all or any part of the rights and incidents of ownership of Dendreon Shares, including the right to vote, and the right to possession of Dendreon Shares as collateral for indebtedness, whether such transfer is outright or conditional, or for or without consideration, or the agreement to do any of the foregoing.

          b. "Dendreon Shares: shall mean: (i) all securities of Dendreon (including all shares of Dendreon Common Stock and all options, warrants and other rights to acquire shares of Dendreon Common Stock) owned, beneficially or of record by the Dendreon Stockholder as of the date of this Agreement; and (ii) all additional securities of Dendreon (including all additional shares of Dendreon Common Stock and all additional options, warrants and other rights to acquire shares of Dendreon Common Stock) of which the Dendreon Stockholder acquires ownership (beneficially or of record) during the Term.

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          c. "Term" shall mean the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time of the Merger, or
(c) the termination of the Merger Agreement in accordance with its terms.

          d. "it" or "its", when used with reference to a Person, includes references to such Persons, regardless of gender or whether such Persons are natural or corporate.

     2. Voting of Dendreon Common Stock.

          a. Dendreon Stockholder hereby agrees that, during the Term, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Dendreon Common Stock, however called, or in connection with any written consent of the holders of Dendreon Common Stock, the Dendreon Stockholder will appear at the meeting (in person or by proxy) or otherwise cause the shares of Dendreon Common Stock now owned or hereafter acquired by the Dendreon Stockholder to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Dendreon Shares (a) in favor of the Share Issuance and the approval of all other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof, (b) against any action or agreement that would result in a breach in any respect of any covenant or any other obligation or agreement of Dendreon under the Merger Agreement, and (c) against any action involving Dendreon which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the transactions contemplated by the Merger Agreement.

          b. Contemporaneously with the execution of this Agreement: (i) the Dendreon Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (with respect to the shares referred to therein (the "Proxy"); and (ii) the Dendreon Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Dendreon Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Dendreon Stockholder.

     3. Restriction on Disposition of Dendreon Shares. The Dendreon Stockholder hereby agrees that, during the Term and, if the Merger is consummated, until 5:00 p.m., Pacific time on the day that is 90 days after the date on which the Effective Time occurs, Dendreon Stockholder will not make, offer to make, agree to make, or suffer any Disposition of its Dendreon Shares or, after the Effective Time, any shares of capital stock into which the Dendreon Shares have been converted ("Converted Shares"), or any interest therein. The restrictions contained in this Section 3 shall not apply to (a) a Disposition under a Dendreon Stockholder's will or pursuant to the laws of descent and distribution, or (b) a gift by a Dendreon Stockholder to an immediate family member (i.e., a spouse, child, parent, grandparent or sibling) or a family trust for the benefit of immediate family member(s), so long as, in each case, the transferee(s) deliver to Corvasan executed written instrument agreeing to be bound by the terms of this Agreement as if such transferee(s) were a Dendreon Stockholder.

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     4. Restriction on Proxies and Non-Interference. The Dendreon Stockholder
hereby agrees that, during the Term, Dendreon Stockholder will not (i) grant any proxies or powers of attorney that would permit any such proxy or attorney-in-fact to take any action inconsistent herewith, (ii) deposit its Dendreon Shares, as the case may be, into a voting trust or enter into a voting agreement with respect to such Dendreon Shares in either case providing for the voting or consenting of such shares in a manner inconsistent herewith; or (iii) take any action that would make any representation or warranty of the Dendreon Stockholder contained herein untrue or incorrect or would result in a breach by Dendreon Stockholder of its obligations under this Agreement. The Dendreon Stockholder further agrees not to enter into any agreement or understanding with any Person, the effect of which would be inconsistent with or violative of any provision contained in this Agreement.

     5. Termination. This Agreement will terminate at 5:00, Pacific time upon the earlier of (a) the date that is 90 days after the date on which the Effective Time occurs, or (b) the termination of the Merger Agreement in accordance with its terms (the earlier of (a) and (b), the "Termination Date").

     6. Miscellaneous.

          a. Entire Agreement. This Agreement and the Proxy constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          b. Certain Events. The Dendreon Stockholder agrees that this Agreement and the Proxy and the obligations hereunder shall attach to its Dendreon Shares and shall be binding upon any Person to which legal or beneficial ownership of such Dendreon Shares shall pass, whether by operation of law or otherwise, including, without limitation, Dendreon Stockholder's heirs, guardians, administrators or successors. Notwithstanding any such transfer of Dendreon Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          c. Stock Dividends or Distributions. In the event of a stock dividend or distribution, or any change in the Dendreon Common Stock or, after the Effective Time, the Converted Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, (i) the terms "Dendreon Shares" and "Converted Shares" shall be deemed to refer to and include the Dendreon Shares or Converted Shares, as the case may be, as well as all such stock dividends and distributions and any shares into which or for which any or all of the Dendreon Shares or Converted Shares, as the case may be, may be changed or exchanged.

          d. Acquisition of Additional Shares. The Dendreon Stockholder agrees to promptly notify Corvasof the number of shares of Dendreon Common Stock (or, after the Effective Time, CorvasCommon Stock) acquired by the Dendreon Stockholder, if any, after the date of this Agreement. Any such shares of CorvasCommon Stock shall, after their acquisition

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by the Dendreon Stockholder, be subject to the restrictions on transfer applicable to the Converted Shares.

          e. Waiver of Appraisal Rights. The Dendreon Stockholder hereby waives, releases and discharges any rights of appraisal or rights to dissent from the Merger that Dendreon Stockholder may have.

          f. Assignments: Rights of Assignees; Third Party Beneficiaries. This Agreement shall not be assignable by the Dendreon Stockholder without the prior written consent of Charger. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          g. Specific Performance. The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement or the Proxy because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party or parties in the event that this Agreement or the Proxy is breached. Therefore, each of the parties agrees that the non-breaching party or parties may obtain specific performance of this Agreement or the Proxy and injunctive and other equitable relief against any breach hereof, without the necessity of establishing irreparable harm or posting any bond, in addition to any other remedy to which such party may be entitled at law or in equity.

          h. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing signed by the party granting the waiver, and a waiver by any party hereto of any one or more defaults shall not operate as a waiver of any future default or defaults, whether of a like or of a different character. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions (whether or not similar), nor shall such a waiver constitute a continuing waiver, unless otherwise expressly provided.

          i. Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions thereof.

          j. Choice of Law; Jurisdiction and Venue. This Agreement and the Proxy will be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such State. Each party hereto (i) agrees to submit to personal jurisdiction and to waive any objection as to venue in the state or federal courts located in New Castle County, Delaware, (ii) agrees that any action or proceeding shall be brought exclusively in such courts, unless subject matter jurisdiction or personal jurisdiction cannot be obtained, and (iii) agrees that service of process on any party in any such action shall be effective if made by registered or certified mail addressed to such party at the address specified herein, or to any

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parties hereto at such other addresses as he, she or it may from time to time specify to the other parties in writing for such purpose. The exclusive choice of forum set forth in this paragraph shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

          k. Notices. All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the parties at the following addresses or facsimile numbers:

          If to Corvas Internations, to:

          Corvas International
          3030 Science Park Road
          San Diego, CA 92121
          Attention: Chief Executive Officer

          If to the Dendreon Stockholder: At its address set forth on the signature page hereto or to such other address or fax number as any party may have furnished to the others in writing in accordance herewith.

          l. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

          m. Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, (i) such term, provision, covenant or restriction shall, unless no such amended provision would be valid or enforceable, be deemed amended to the minimum extent necessary to cause it, as so amended, to be valid and enforceable, and (ii) the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

     7. Effectiveness. This Agreement shall become effective simultaneously with the execution and delivery of the Merger Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

                                       CORVAS INTERNATIONAL, INC.


                                       By:
                                          --------------------------------------


                                       STOCKHOLDER


                                       -----------------------------------------
                                       Name:

                                       Address:
                                                  ------------------------------

                                                  ------------------------------

                                       Facsimile:
                                                  ------------------------------

Shares Held of Record        Options and Other Rights         Additional Securities Beneficially Owned
---------------------        ------------------------         ----------------------------------------

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                                IRREVOCABLE PROXY

     The undersigned stockholder (the "Stockholder") of DENDREON CORPORATION, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes RANDALL WOODS, STEPHEN KEANE and CORVAS INTERNATIONAL, INC., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger, dated as of the date hereof, among Parent, Seahawk Acquisition, Inc., Charger Project LLC and the Company (the "Merger Agreement"). This proxy will terminate on the Termination Date (as defined in the Voting Agreement).

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

               (i) in favor of the issuance of shares of Dendreon Common Stock in connection with the Merger, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing; and

               (ii) against any action or agreement that would result in a breach of any covenant or obligation of the Company in the Merger Agreement; and

               (iii) against any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

     The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

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     This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

Dated:  February __, 2003

                                       -----------------------------------------
                                       Name:


                                       Number of shares of common stock of the
                                       Company owned of record as of the date
                                       of this proxy:


                                       -----------------------------------------

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